PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	FEBRUARY 19, 2014
1450 BROADWAY, 24TH FLOOR
NEW YORK, NY 10018	CONTACT: DOUGLAS W. JAMISON
TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP ANNOUNCED AS TOP RANKED

HIGH-TECH INVESTOR BY SBIR SOURCE AND

AS AN INVESTOR IN INNOVATION BY FORBES.COM

Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, is pleased to announce that we have been ranked #1 by SBIR Source as the Top Investor in High-Technology. The article discusses in detail the Small Business Innovation Research ("SBIR") funding program, which funds cutting edge technology and research with commercial applications. SBIR funding, according to GrantIQ, "is a very strong indicator that companies are high tech or hard tech."  Harris & Harris Group topped the rankings based on the percentage of SBIR-backed companies in their historical portfolios and weighted according to the number of companies in each portfolio. The detailed rankings and methodologies used to derive them can be accessed at http://sbirsource.com/sbir/investors/.

Additionally, Harris & Harris Group is characterized as a venture capital firm that invests in true innovation in an article posted on Forbes.com by J.J Colao titled, "Are These The VC Firms That Actually Fund Innovation?" The article discusses Harris & Harris Group’s portfolio companies, D-Wave Systems, Inc., Solazyme, Inc., and Nantero, Inc., as innovators in their respective industries. The article can be accessed at http://www.forbes.com/sites/jjcolao/2014/02/18/are-these-the-vc-firms-that-actually-fund-innovation/. D-Wave Systems was also ranked by MIT Technology Review as one of the top 50 smartest companies. The article can be accessed at http://www.mediawebsite.net/elpaso/story/?catSetID=7007&catID=291157&nrid=245959081&page=1.

The articles discuss that science-based investing has been the foundation of the United States for many centuries. While a variety of consumer based platforms have come and gone, the foundation of some of the largest and most prominent companies in the world were built based on the hard sciences; biology, physics, chemistry, material science and analytics.

"We believe our continued commitment to investing at the intersection of biology and other scientific disciplines will lead to innovations commercialized by transformative companies using disruptive science in the future," said Douglas W. Jamison, CEO of Harris & Harris Group. "We are very appreciative that SBIR Source and J.J. Colao from Forbes recognized the importance and major contribution we have made and continue to make by guiding our early-stage companies to become global disruptors."

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.facebook.com, http://sbirsource.com, www.forbes.com and www.mediawebsite.net have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.